UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  October  6, 2011

MTS SYSTEMS CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 8.01	Other Events

On October 6, 2011, MTS Systems Corporation (the “Company”) issued a press release announcing the appointment of Steven G.  Mahon to the position of General Counsel/Chief Compliance Officer of the Company and Arthur R. (Rich) Baker to the position of Vice President and General Manager of the Test segment of the Company.

Mr. Mahon, 50, previously served as Vice President, Assistant General Counsel for Alliant Techsystems Inc. (“ATK”) since 2003.  In that position, he served as Chief Legal Officer and Contracts Vice President for ATK Aerospace Systems, an ATK operating segment.  A Colonel in the U.S. Army Judge Advocate General’s Corps, Mr. Mahon has practiced in the fields of litigation, compliance and commercial and corporate law for over 25 years.

Mr. Baker, 43, joined the Company in 2005 as the Director of Engineering for the Company’s Test segment. Most recently, he served as the Vice President of Engineering and Operations for the Test segment. Mr. Baker has over 15 years of experience in the areas of engineering and technology.

A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference in response to this Item 8.01.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release regarding executive appointments, issued on October 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: October 6, 2011	By:	/s/ Susan E. Knight
Susan E. KnightVice President and Chief Financial Officer

MTS SYSTEMS CORPORATION

FORM 8-K REPORT

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release regarding executive appointments, issued on October 6, 2011